EXHIBIT 10.1

San Diego Gas & Electric Company Standard Service Agreement for Labor and/or Services

PROJECT:	APPLIANCE RECYCLING PROGRAM

MAIL ORIGINAL AND DUPLICATE INVOICE TO

CONTRACTOR:	APPLIANCE RECYCLING CENTERS OF AMERICA, INC.	San Diego Gas & Electric Company

	7400 EXCELSIOR BLVD	ACCOUNTS PAYABLE

	MINNEAPOLIS, Minnesota 55426	P.O. BOX 129007 San Diego, CA 92112

This Standard Service Agreement (this “Agreement”) is made effective as of 5/24/2006 between SAN DIEGO GAS & ELECTRIC COMPANY (“Company”) and APPLIANCE RECYCLING CENTERS OF AMERICA, INC. (“Contractor”).

The Parties hereby agree as follows:

SCOPE

Contractor shall perform, at its own proper cost and expense, in the most substantial and skillful manner, to the satisfaction of Company, the following generally described services:

Contractor shall recycle the inventory of inefficient refrigerators, freezers and room air conditioners within Company’s service territory (“Work”) in accordance with the Appliance Recycling Program described in Schedule D - Concept Papers (“Program”).

The Work, including the scope of work, specifications, schedule of milestones and deliverables, and performance standards, is more fully described in Schedule B - 2006-2008 Appliance Recycling Centers of America - Appliance Recycling Program Scope of Work.

PROJECT LOCATION

San Diego Gas & Electric Company Service Territory

AUTHORIZED REPRESENTATIVES

Company designates the individual or individuals named below as Company Representatives for all matters relating to the performance of the Work. The actions taken by the Company Representatives shall be deemed acts of the Company. Company may at any time upon written notice to Contractor change the designated Company Representative.

Company Representative:  Kurt Kaufman

Contractor designates the individual or individuals named below as Contractor Representative for all matters relating to the performance of Work. The actions taken by Contractor Representative shall be deemed acts of Contractor. Contractor Representative or designated superintendent shall be at the jobsite at all times during the Work. Contractor may at any time upon written notice to Company change the designated Contractor Representative.

Contractor Representative:  Edward R. (Jack) Cameron

COMPENSATION

In accordance with the Compensation Article, Contractor shall be compensated up to the total firm-fixed-price of $8,061,195 (“Authorized Budget”) for performance of the Work in accordance with this Agreement. Contractor shall not be entitled to any compensation in excess of the Authorized Budget for performance of the Work.

Contractor shall invoice Company, and Company agrees to pay Contractor, in accordance with Schedule C -Compensation Schedule. All invoices submitted to Company must report all costs and expenses incurred by Contractor using the allowable cost elements set forth in Schedule E - Reporting Requirements/Allowable Costs.

COMMENCEMENT AND COMPLETION OF SERVICES

This Agreement shall commence as of 5/24/2006 and shall be in full force and effect through 6/30/2009, unless terminated earlier by Company in accordance with the terms of this Agreement; provided, however that all Work must be completed by no later than December 31, 2008. Contractor agrees to commence and perform the Work in accordance with the requests of Company Representative identified herein. The nature of the Work is such that timely performance is critical to the orderly progress of related work and to the operating schedule of Company.

INVOICING INSTRUCTIONS

Contractor shall invoice Company in accordance with Schedule C - Compensation Schedule. All invoices submitted shall reference the Standard Service Agreement Number and have complete support documentation of all charges incurred, including any data required to calculate fees or variable rate changes, plus support documentation for any authorized reimbursable expenses by category.

Contractor shall submit all final invoices to Company no later than March 31, 2009.

Company shall make payment Net 30 days after receipt and approval of an undisputed invoice to the following address or to the address on each Release, if applicable:

7400 EXCELSIOR BLVD
MINNEAPOLIS, MINNESOTA 55426

NOTICES OR DEMANDS

All notices to be given under this Agreement shall be in writing and either sent by: (1) pre-paid U.S. first class mail, in which case such notice will be deemed delivered as of two (2) business days after mailing; (2) a nationally recognized pre-paid overnight courier service, in which case notice shall be deemed delivered as of the date shown on the courier’s delivery receipt; or (3) facsimile sent during business hours, in which case notice shall be deemed delivered when a transmission report is generated reflecting the accurate transmission of the notice. Notices shall be addressed as follows:

Company:	San Diego Gas & Electric Company Attn: Kurt Kaufman 8335 Century Park Ct San Diego CA 92123-1569 Facsimile: 858-636-6803

Contractor:	Appliance Recycling Centers of America, Inc. 7400 Excelsior Blvd Minneapolis, Minnesota 55426 Facsimile: 952-930-1800 Attention: Edward R. (Jack) Cameron

These addresses may be changed by written notice to the other party; provided, that no notice of a change of address shall be effective until actual receipt of such notice.

COMPLETE AGREEMENT

This Agreement, including all Schedules attached hereto and which are incorporated by reference, constitutes the complete and entire Agreement between the parties and supersedes any previous communications, representations or agreements, whether oral or written, with respect to the subject matter hereof. There are no additions to, or deletions from, or changes in, any of the provisions hereof, and no understandings, representations or agreements concerning any of the same, which are not expressed herein. THE PARTIES HEREBY AGREE THAT NO TRADE USAGE; PRIOR COURSE OF DEALING OR COURSE OF PERFORMANCE UNDER THIS AGREEMENT SHALL BE A PART OF THIS AGREEMENT OR SHALL BE USED IN THE INTERPRETATION OR CONSTRUCTION OF THIS AGREEMENT. The following Schedules are attached hereto and incorporated herein by this reference:

SCHEDULE A - GENERAL TERMS AND CONDITIONS
SCHEDULE B - 2006-2008 APPLIANCE RECYCLING CENTERS OF AMERlCA - APPLIANCE RECYCLING PROGRAM SCOPE OF WORK
SCHEDULE C - COMPENSATION SCHEDULE
SCHEDULE D - CONCEPT PAPERS
SCHEDULE E - REPORTING REQUIREMENTS/ALLOWABLE COSTS
SCHEDULE F - EM & V PLAN
SCHEDULE G - DBE SUBCONTRACTING PLAN

IN WITNESS WHEREOF, the parties have executed this Agreement as of 5/24/2006.

San Diego Gas & Electric Company		Contractor Name:
APPLIANCE RECYCLING CENTERS OF AMERICA, INC.

By:		By:
/s/ Margot Kyd		/s/ Edward R. (Jack) Cameron
Name:	Margot Kyd	Name:	Edward R. (Jack) Cameron

Title:	Vice-President, Supply Management	Title:	Chief Executive Officer